
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Charter Welton L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      12,274,580
<SECURITIES>                                         0
<RECEIVABLES>                                1,778,743<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              14,627,164<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                14,627,164<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (129,325)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               276,904
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (406,229)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (406,229)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (406,229)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,740,035, interest receivable of $38,708.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $752,388 and net options premiums of $(178,547).
<F3>Liabilities include accrued brokerage fee of $72,440 and accrued management fee of $20,697.
<F4>Total revenue includes realized trading revenue of $(994,153), net change in unrealized of $752,388 and interest income of $112,440.

